UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2019

SKYLINE CHAMPION CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Indiana	001-04714	35-1038277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 743, 2520 By-Pass Road Elkhart, IN		46515
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (574) 294-6521

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SKY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Directors

Skyline Champion Corporation (NYSE:SKY) (“Skyline Champion”), announced that its Board of Directors has appointed Eddie Capel and Erin Mulligan Nelson as additional Directors effective today.  Mr. Capel will serve on the Compensation Committee and Ms. Nelson will serve on the Audit Committee.

Eddie Capel is the Chief Executive Officer of Manhattan Associates, Inc., which develops, sells, deploys and services solutions designed to manage supply chains, inventory and omnichannel operations for retailers, wholesalers, manufacturers, logistic providers and other organizations.

Erin Mulligan Nelson is Chief Executive Officer of CSDC Systems, Inc., which helps governments automate their services, improve operational efficiency and modernize how they interact with their citizens through a comprehensive software platform.  Ms. Nelson most recently served as Executive Vice President and Chief Marketing Officer for SunPower Corporation and previously served as Chief Marketing Officer for Bazaarvoice and Dell Inc. Ms. Nelson currently serves on the Board of Directors of CSDC Systems, Inc. Ms. Nelson holds a bachelor’s degree in international business and marketing from the University of Texas.

Mr. Capel and Ms. Nelson will receive compensation for their services on the Board in accordance with the Company’s standard compensatory arrangements for non-employee directors. A description of the compensatory arrangements for non-employee directors was included in the Company’s proxy statement on Schedule 14A for the 2019 annual meeting of shareholders.

There are no transactions and no proposed transactions between Mr. Capel or Ms. Nelson (or any member of their respective immediate families) and the Company (or any of its subsidiaries), and there is no arrangement or understanding between Mr. Capel or Ms. Nelson and any other person or entity pursuant to which Mr. Capel or Ms. Nelson was elected as a director of the Company.

On September 16, 2019, the Company issued a press release announcing Mr. Capel’s and Ms. Nelson’s appointment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued by Skyline Champion Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyline Champion Corporation

By:	/s/ Robert Spence
Robert Spence
Senior Vice President, General Counsel and Secretary

Date: September 16, 2019